                                                                  EXHIBIT 1.1




                               10,800,000 Shares

                       PAXSON COMMUNICATIONS CORPORATION

                              Class A Common Stock

                          U.S. UNDERWRITING AGREEMENT

                                                                  March 28, 1996

SMITH BARNEY INC.
PAINEWEBBER INCORPORATED
CIBC WOOD GUNDY SECURITIES CORP.
BT SECURITIES CORPORATION

         As Representatives of the Several U.S. Underwriters

c/o      SMITH BARNEY INC.
         388 Greenwich Street
         New York, New York  10013

Dear Sirs:

                 Paxson Communications Corporation, a Delaware corporation (the "Company"), proposes to issue and sell an aggregate of 8,240,000 shares of its Class A Common Stock, $0.001 par value per share, to the several Underwriters named in Schedule II hereto (the "U.S. Underwriters"), and the persons named in Part A of Schedule I hereto (the "Selling Stockholders"), severally and not jointly, propose to sell to the several U.S. Underwriters an aggregate of 1,076,800 shares of Class A Common Stock and the persons named in Part B of
Schedule I hereto (the "Selling Warrantholders" and, together with the Selling Stockholders, the "Selling Securityholders"), severally and not jointly, propose to sell to the several U.S. Underwriters warrants (the "Firm Warrants") to purchase 1,483,200 shares of common stock (the "Common Stock") of the Company (the "Firm Warrant Shares"). The Company and the Selling Securityholders are hereinafter sometimes referred to as the "Sellers." The Company's Class A Common Stock, $0.001 par value per share, is hereinafter referred to as the "Class A Common Stock" and the 8,240,000 shares of Class A Common Stock to be issued and sold to the U.S. Underwriters by the Company and the 1,076,800 shares of Class A Common Stock to be sold to the U.S. Underwriters by the Selling Stockholders are hereinafter referred to as the "Firm Shares." The Firm Shares and the Firm Warrants are hereinafter referred to as the "Firm Securities." The Company and the Selling Securityholders listed in Part C of Schedule I hereto, severally and not jointly, also propose to sell to the U.S. Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 1,131,200 shares (the "Additional Shares" and, together with the Firm Shares, the "U.S. Shares") of Class A Common Stock and warrants (the "Additional Warrants" and, together with the Firm Warrants, the "U.S. Warrants") to purchase 488,800 shares of Common Stock (the "Additional Warrant Shares" and, together with the Firm Warrant Shares, the "U.S. Warrant Shares"). The Additional Shares and the Additional Warrants are hereinafter referred to as the "Additional Securities." The U.S. Shares and the U.S. Warrants are hereinafter referred to as the "U.S. Securities."

                 It is understood that the Company and the Selling Securityholders are concurrently entering into an International Underwriting Agreement, dated the date hereof (the "International Underwriting Agreement" and, together with the U.S. Underwriting Agreement, the "Underwriting Agreements"), providing for (i) the sale of 2,329,200 shares of Class A Common Stock (the "Firm International Shares"), of which 2,060,000 shares will be sold by the Company and 269,200 shares will be sold by the Selling Securityholders, and warrants (the "Firm International Warrants") to purchase 370,800 shares of Common Stock (the "Firm International Warrant Shares") and (ii) the grant of an option to purchase up to an additional 282,800 shares of Class A Common Stock (the "Additional International Shares" and, together with the Firm International Shares, the "International Shares") and warrants (the "Additional International Warrants" and, together with the Firm International Warrants, the "International Warrants") to purchase 122,200 shares of Common Stock (the "Additional International Warrant Shares" and, together with the Firm International Warrant Shares, the "International Warrant Shares"), through arrangements with certain underwriters outside the United States and Canada (the "Managers"), for whom Smith Barney Inc., PaineWebber International (U.K.) Ltd., CIBC Wood Gundy Securities Corp. and Bankers Trust International PLC are acting as lead managers (the "Lead Managers"). The International Shares and the International Warrants are hereinafter referred to as the "International Securities." The International Shares and the U.S. Shares are hereinafter referred to as the "Shares." The International Warrants and the U.S. Warrants are hereinafter referred to as the "Warrants." The International Warrant Shares and the U.S. Warrant Shares are hereinafter referred to as the "Warrant Shares." The International Securities and the U.S. Securities are hereinafter referred to as the "Securities."

                 The Company and the Selling Securityholders understand that the U.S. Underwriters and the Managers intend to exercise the Warrants immediately upon their receipt and will offer the

Warrant Shares (which, for purposes of this Agreement, shall mean the shares of Class A Common Stock issuable upon exercise of the Warrants or into which the shares of Class B Common Stock, par value $.001 per share (the "Class B Common Stock") of the Company are convertible) publicly as described in the Registration Statement (as hereinafter defined). The Shares and the Warrant Shares are hereinafter referred to as the "Offered Shares."

                 The Company and the Selling Securityholders also understand that the U.S. Underwriters and the Managers have entered into an agreement (the "Agreement Between U.S. Underwriters and Managers") contemplating the coordination of certain transactions between the U.S. Underwriters and the Managers and that, pursuant thereto and subject to the conditions set forth therein, the U.S. Underwriters may purchase from the Managers a portion of the International Securities or sell to the Managers a portion of the U.S. Securities. The Company understands that any such purchases and sales between the U.S. Underwriters and the Managers shall be governed by the Agreement Between U.S. Underwriters and Managers and shall not be governed by the terms of this Agreement or the International Underwriting Agreement.

                 The Company and the Selling Securityholders wish to confirm as follows their respective agreements with you (the "Representatives") and the other several U.S. Underwriters on whose behalf you are acting, in connection with the several purchases of the U.S. Securities by the U.S. Underwriters.

                 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act") a registration statement on Form S- 1 under the Act (the "Registration Statement"), including prospectuses subject to completion relating to the Offered Shares. The term "Registration Statement" as used in this Agreement means the Registration Statement (including all financial schedules and exhibits) and any registration statement filed pursuant to Rule 462(b) under the Act, each as amended at the time it becomes effective, or, if the Registration Statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the Registration Statement will be filed and must be declared effective before the offering of the Offered Shares may commence, the term "Registration Statement" as used in this Agreement means the Registration Statement as amended by said post-effective amendment. The term "Prospectuses" as used in this Agreement means the prospectuses in the forms included in the Registration Statement (including any prospectus subject to completion meeting the requirements of Rule 434(b) under the Act), or, if the prospectuses included in the Registration Statement omit information in reliance on Rule 430A under the Act and such information is included in the prospectuses or term sheets (within the meaning of Rule 434 under the Act) filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectuses" as used in this Agreement means the prospectuses in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectuses or term sheets (within the meaning of Rule 434 under the Act) filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectuses" as used in this Agreement means the prospectuses subject to completion in the forms included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission or in any amendment to the Registration Statement filed with the Commission, and as such prospectuses shall have been amended from time to time prior to the date of the Prospectuses.

                 It is understood that two forms of Prepricing Prospectus and two forms of Prospectus are to be used in connection with the offering and sale of the Offered Shares: a Prepricing Prospectus and a Prospectus relating to the U.S. Shares and the U.S. Warrant Shares that are to be offered and sold in the United States (as defined herein) or Canada (as defined herein) to U.S. or Canadian Persons (as defined herein) (the "U.S. Prepricing Prospectus" and the "U.S. Prospectus," respectively), and a Prepricing Prospectus and a Prospectus relating to the International Shares and the International Warrant Shares which are to be offered and sold outside the United States and Canada to persons other than U.S. or Canadian Persons (the "International Prepricing Prospectus" and the "International Prospectus," respectively). The U.S. Prospectus and the International Prospectus are herein collectively called the "Prospectuses," and the U.S. Prepricing Prospectus and the International Prepricing Prospectus are herein called the "Prepricing Prospectuses." For purposes of this Agreement:
"Rules and Regulations" means the rules and regulations adopted by the Commission under the Act; "U.S. or Canadian Person" means any resident or national of the United States or Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada or any estate or trust the income of which is subject to United States or Canadian income taxation regardless of the source of its income (other than the foreign branch of any U.S. or Canadian Person), and includes any United States or

Canadian branch of a person other than a U.S. or Canadian Person; "United States" means the United States of America (including the states thereof and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction; and "Canada" means Canada and its territories, its possessions and other areas subject to its jurisdiction.

                 2. Agreements to Sell and Purchase. Subject to such adjustments as you may determine in order to avoid fractional shares, the Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each U.S. Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Selling Securityholders herein contained and subject to all the terms and conditions set forth herein, each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of $15.20 per share (the "purchase price per share"), the number of Firm Shares which bears the same proportion to the aggregate number of Firm Shares to be issued and sold by the Company as the number of Shares set forth opposite the name of such U.S. Underwriter in Schedule II hereto (or such number of Shares increased as set forth in Section 12 hereof) bears to the total number of Shares set forth on
Schedule II hereto (with respect to each U.S. Underwriter, such U.S. Underwriter's "Pro Rata Share"). The Company agrees, upon receipt of the exercise price of the Firm Warrants and surrender of the certificates, if any, representing such Firm Warrants, to issue to the U.S. Underwriters the Firm Warrant Shares (including any conversion of Class B Common Stock into Class A Common Stock).

                 Subject to such adjustments as you may determine in order to avoid fractional shares or, indirectly, warrant shares, each Selling Securityholder hereby agrees, severally and not jointly, and subject to all the terms and conditions set forth herein, to sell to each U.S. Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Selling Securityholders herein contained and subject to all the terms and conditions set forth herein, each U.S. Underwriter, severally and not jointly, agrees to purchase from each Selling Securityholder (i) that number of Firm Shares, if any, set forth opposite such Selling Securityholder's name on Part A of Schedule I hereto multiplied by each such U.S. Underwriter's Pro Rata Share at the purchase price per share and (ii) that number of Firm Warrants, if any, set forth opposite such Selling Securityholder's name on Part B of
Schedule I hereto multiplied by each such U.S. Underwriter's Pro Rata Share at the warrant purchase price. "Warrant purchase price" for any Warrant means the excess of (i) the purchase price per share multiplied by the number of Warrant Shares issuable upon the exercise of the Warrant over (ii) the exercise price payable upon the issuance of such Warrant Shares pursuant to the exercise of such Warrant.

                 The Company and the Selling Securityholders listed in Part C of Schedule I hereto also agree, severally and not jointly, and subject to all the terms and conditions set forth herein, to sell to the U.S. Underwriters and, upon the basis of the representations, warranties and agreements of the Company and the Selling Securityholders herein contained and subject to all the terms and conditions set forth herein, the U.S. Underwriters shall have the right to purchase from the Company and the Selling Securityholders listed in Part C of Schedule I hereto, at the purchase price per share in the case of any Additional Shares and at the warrant purchase price in the case of any Additional Warrants, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the U.S. Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the American Stock Exchange is open for trading), that number of Additional Shares and Additional Warrants, if any, set forth opposite their respective names in Part C of Schedule I. Additional Shares and Additional Warrants may be purchased only for the purpose of covering over- allotments made in connection with the offering of the Firm Shares and the Firm Warrant Shares. The Additional Shares and Additional Warrants which the U.S. Underwriters elect to purchase upon any exercise of the over-allotment option shall be provided (i) by the Company in the form of Additional Shares equal to the number of Additional Shares set forth opposite its name on Part C of
Schedule I hereto multiplied by a fraction, the numerator of which is the aggregate number of shares of Class A Common Stock which the U.S. Underwriters elect to purchase (either directly through the purchase of Additional Shares or indirectly through the purchase and subsequent exercise of Additional Warrants) upon such exercise of the over-allotment option and the denominator of which is the aggregate number of Additional Shares and Additional Warrant Shares (such fraction, the "Purchased Percentage") and (ii) by each Selling Securityholder in the form of Additional Shares and/or Additional Warrants determined by multiplying the number of Additional Shares and/or Additional Warrant Shares that would be issued upon the exercise of such Selling Securityholder's Additional Warrants, each as set forth opposite such Selling Securityholder's name on Part C of Schedule I hereto by the Purchased Percentage. Upon any exercise of the over-allotment option, subject to such adjustments as you may determine in order to avoid fractional shares or, indirectly, warrant shares, each

U.S. Underwriter, severally and not jointly, agrees to (i) purchase from the Company and each Selling Securityholder who has agreed to sell Additional Shares that number of Additional Shares to be sold by the Company or such Selling Securityholder determined pursuant to the preceding sentence multiplied by each such U.S. Underwriter's Pro Rata Share and (ii) purchase from each Selling Securityholder who has agreed to sell Additional Warrants that number of Additional Warrants to be sold by such Selling Securityholder determined pursuant to the preceding sentence multiplied by each such U.S. Underwriter's Pro Rata Share. The Company agrees, upon receipt of the exercise price of the Additional Warrants and surrender of the certificates, if any, representing such Additional Warrants, to issue to the U.S. Underwriters the Additional Warrant Shares (including any conversion of Class B Common Stock into Class A Common Stock).

                 Certificates in transferable form for the U.S. Shares and the U.S. Warrants which each of the Selling Securityholders agrees to sell pursuant to this Agreement (other than Shares issuable upon the exercise of options) have been placed in custody with First Union National Bank of North Carolina (the "Custodian") for delivery under this Agreement pursuant to a Custody Agreement and Power of Attorney (collectively, the "Custody Agreement") executed by each of the Selling Securityholders appointing Arthur D. Tek and Anthony L. Morrison as agents and attorneys-in-fact (the "Attorneys-in-Fact"). With respect to Shares issuable upon the exercise of stock options held by certain of the Selling Securityholders, the Selling Securityholders holding such options have deposited with the Custodian irrevocable option exercise and payment direction letters in form and substance satisfactory to the Representatives. Each Selling Securityholder agrees, severally and not jointly, that (i) the U.S. Shares and the U.S. Warrants represented by the certificates deposited by such Selling Securityholder in custody pursuant to the Custody Agreement are subject to the interests of the U.S. Underwriters, the Company and each other Selling Securityholder, (ii) the arrangements made by such Selling Securityholder for such custody are, except as specifically provided in the Custody Agreement, irrevocable, and (iii) to the extent that such Selling Securityholder can, by reliance on this clause (iii), vary the provisions of any applicable law, the obligations of such Selling Securityholder hereunder and under the Custody Agreement shall not be terminated by any act of such Selling Securityholder or by operation of law, whether upon the death or incapacity of any Selling Securityholder or the occurrence of any other event, except as specifically provided in the Custody Agreement. Subject to the terms and conditions of the Custody Agreement, if any Selling Security-holder shall die or be incapacitated or if any other event referred to in clause (iii) of the immediately preceding sentence shall occur before the delivery of the U.S. Shares and the U.S. Warrants hereunder, certificates for the U.S. Shares and the U.S. Warrants of such Selling Securityholder shall be delivered to the U.S. Underwriters by the Attorneys-in-Fact in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death or incapacity or other event had not occurred, regardless of whether or not the Attorneys-in-Fact or any U.S. Underwriter shall have received notice of such death, incapacity or other event. To the extent specifically provided in the Custody Agreement, each Attorney-in-Fact is authorized, on behalf of such Selling Securityholder, to execute this Agreement and certain other documents in connection with the sale of the U.S. Shares and the U.S. Warrants to be sold hereunder by such Selling Securityholder including acknowledging, on behalf of such Selling Securityholder, receipt of the proceeds from the sale of the U.S. Shares and the U.S. Warrants. Each Attorney-in-Fact agrees to perform his duties under the Custody Agreement.

                 Each U.S. Underwriter represents, warrants, covenants and agrees that, except as contemplated under Section 2 of the Agreement Between U.S. Underwriters and Managers dated the date hereof, (i) it is not purchasing any Shares or Warrants for the account of anyone other than a U.S. or Canadian Person, (ii) it has not offered or sold, and will not offer, sell, resell or deliver, directly or indirectly, any Shares or Warrants or distribute any U.S. Prospectus outside the United States or Canada or to anyone other than a U.S. or Canadian Person and (iii) any offer of Shares or Warrants in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the relevant province of Canada in which such offer is made.

                 3. Terms of Public Offering. The Sellers have been advised by you that the U.S. Underwriters propose to make a public offering of their respective portions of the Offered Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer such Offered Shares upon the terms set forth in the U.S. Prospectus.

                 4. Delivery of the Securities and Payment Therefor. Delivery to the U.S. Underwriters of and payment for the Firm Securities shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M., New York City time, on April 3, 1996 (the "Closing Date"). The place of closing for the Firm Securities and the Closing Date may be varied by agreement among you, the Company and the Attorneys-in-Fact.

                 Delivery to the U.S. Underwriters of and payment for any Additional Securities to be purchased by the U.S. Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such times on such dates (each, an "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the U.S. Underwriters to the Company and the Attorneys-in-Fact of the U.S. Underwriters' determination to purchase a number, specified in such notice, of Additional Securities. The place of closing for any Additional Securities and the Option Closing Date for such Additional Securities may be varied by agreement among you, the Company and the Attorneys-in-Fact.

                 Certificates for the Firm Shares and the Firm Warrant Shares and for any Additional Shares and any Additional Warrant Shares to be purchased hereunder (or acquired upon the exercise of Warrants purchased hereunder) shall be registered in such names and in such denominations as you shall request prior to 1:00 P.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and the Firm Warrant Shares and any Additional Shares and any Additional Warrant Shares to be purchased hereunder (or acquired upon the exercise of Warrants purchased hereunder) shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by certified or official bank check or checks payable in New York Clearing House (next day) funds to the order of the Company or the Attorneys-in-Fact, as the case may be.

                 5. Agreements of the Company. The Company agrees with the several U.S. Underwriters as follows:

                 (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Offered Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

                 (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any of the Prepricing Prospectuses or the Prospectuses or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Offered Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in the first sentence of paragraph (f) of this Section 5, of any change in the Company's or any of its subsidiaries' condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectuses (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectuses (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectuses (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal of such order at the earliest possible time.

                 (c) The Company will furnish to you, without charge, five signed copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request.

                 (d) The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectuses (including by way of issuance and filing under the Act of any term sheet within the meaning of Rule 434 under the Act) of which you shall not previously have been advised or to which you shall reasonably object within a reasonable period of time after being so advised or (ii) during such period as, in the reasonable opinion of counsel for the U.S. Underwriters, a prospectus is required to be delivered in connection with sales by any U.S. Underwriter or dealer, file any information, documents or reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), without delivering a copy of such information, documents or reports to you, as Representatives of the U.S. Underwriters, prior to or concurrently with such filing.

                 (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have reasonably requested, copies of each form of the U.S. Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Offered Shares are offered by the several U.S. Underwriters and by dealers, prior to the date of the U.S. Prospectus, of each U.S. Prepricing Prospectus so furnished by the Company.

                 (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the reasonable opinion of counsel for the U.S. Underwriters a prospectus is required by the Act to be delivered in connection with sales of Offered Shares by any U.S. Underwriter or dealer, the Company will expeditiously deliver to each U.S. Underwriter, without charge, as many copies of the U.S. Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the U.S. Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Offered Shares are offered by the several U.S. Underwriters and by all dealers to whom Offered Shares may be sold, both in connection with the offering and sale of the Offered Shares and for such period of time thereafter as the U.S. Prospectus is required by the Act to be delivered in connection with sales by any U.S. Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the U.S. Underwriters is required to be set forth in the U.S. Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the U.S. Prospectus in order to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the U.S. Underwriters as many copies thereof as they may reasonably request. In the event that the Company and you, as Representatives of the several U.S. Underwriters, agree that the U.S. Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                (g) The Company will cooperate with you and with counsel for the U.S. Underwriters in connection with the registration or qualification of the Offered Shares for offering and sale by the several U.S. Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Shares, in any jurisdiction where it is not now so subject.

                 (h) The Company will make generally available to its security holders a consolidated earning statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earning statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder.

                 (i) During the period of five years hereafter, the Company will furnish to you promptly after available, a copy of each report of the Company mailed to common stockholders or filed with the Commission or the American Stock Exchange (unless the Company has, in good faith, requested confidential treatment with respect to such filing).

                 (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 12 hereof or by notice given by you terminating this Agreement pursuant to
         Section 12 or Section 13 hereof) or if this Agreement shall be terminated by the U.S. Underwriters because of any failure or refusal on the part of the Company or the Selling Securityholders to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the U.S. Underwriters) incurred by you in connection herewith.

                 (k) The Company will apply the net proceeds from the sale of the Offered Shares to be sold by it hereunder substantially in accordance with the description set forth in the Prospectuses.

                 (l) If Rule 430A of the Act is employed, the Company will timely file the Prospectuses pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

                (m) Except as provided in this Agreement and the International Underwriting Agreement, the Company will not sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase or otherwise transfer or dispose of any common stock of the Company (the "Common Stock") or any securities convertible into or exercisable or exchangeable for Common Stock, for a period of 180 days after the date of the Prospectuses, without the prior written consent of Smith Barney Inc; provided, however, that the Company may (i) repurchase from Selling Securityholders Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, (ii) issue Common Stock upon the exercise of currently outstanding warrants or upon the exercise of options granted under the Company's existing stock option grants or plans or the proposed stock option plan to be adopted by the Company as described in the Prospectuses, (iii) issue Class A Common Stock upon conversion or exchange of existing shares of another class of Common Stock, (iv) grant an option, and permit the exercise thereof, with respect to 75,000 shares of Class A Common Stock to John Casey or his designee and (v) issue shares of Common Stock as consideration for the acquisition of additional broadcast assets.

                 (n) Except as stated in this Agreement and in the International Underwriting Agreement and in the Prepricing Prospectuses and Prospectuses, the Company has not taken, nor will it take, directly or indirectly, any action designed to cause or result in stabilization or manipulation of the price of any of the Company's capital stock (the "Capital Stock") to facilitate the sale or resale of the Offered Shares.

                 (o) The Company will use its best efforts to have the Offered Shares listed, subject to issuance, on the American Stock Exchange on or before the Closing Date.

                 6. Agreements of the Selling Securityholders. Each of the Selling Securityholders, severally and not jointly, agrees with the several U.S. Underwriters as follows:

                 (a) Such Selling Securityholder will use reasonable efforts to cooperate to the extent reasonably necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest possible time, to the extent that such effectiveness is contingent upon an action to be taken by such Selling Securityholder.

                 (b) On the Closing Date or the Option Closing Date, as the case may be, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer hereunder to the several U.S. Underwriters by such Selling Securityholder of the Shares or Warrants to be sold by such Selling Securityholder to the several Underwriters hereunder on such date will have been paid or provided for by such Selling Securityholder.

                 (c) Except as provided in this Agreement and in the International Underwriting Agreement, such Selling Securityholder will not sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase or otherwise transfer or dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, for a period of 180 days after the date of the Prospectuses, without the prior written consent of Smith Barney Inc; provided, however, that such Selling Securityholder may
         (i) transfer shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock to (x) the Company, (y) any other Selling Securityholder who is bound by the terms of this paragraph (c) or (z) to any Affiliate (as such term is defined for purposes of the Securities Exchange Act of 1934, as amended) of any Selling Securityholder if such Affiliate agrees in writing to be bound by the terms of this paragraph (c) or (ii) exercise, exchange or convert stock options, warrants, convertible securities or other rights entitling such Selling Securityholder to receive shares of Common Stock or convert or exchange shares of one class of Common Stock into shares of a different class of Common Stock, with all the shares of Common Stock received upon any such exercise, exchange or conversion being subject to the terms of this paragraph (c).

                 (d) Except as stated in this Agreement and the International Underwriting Agreement and in the Prepricing Prospectuses and the Prospectuses, such Selling Securityholder has not taken, nor will it take, directly or indirectly, any action designed to cause or result in stabilization or manipulation of the price of any Capital Stock to facilitate the sale or resale of the Offered Shares (it being understood that this paragraph (d) shall not apply to any stabilization efforts of any affiliate of such Selling Securityholder who is a U.S. Underwriter or Manager).

                 (e) Such Selling Securityholder will (promptly after the same becomes known to such Selling Securityholder) advise you, and if requested by you, will confirm such advice in writing, within the period of time referred to in the first sentence of paragraph (f) of
         Section 5 hereof (but not in excess of nine months from the date of this Agreement), of any change in information relating to such Selling Securityholder previously furnished to you or the Company in writing by such Selling Securityholder specifically for use in the Registration Statement.

                 (f) Such Selling Securityholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                 7. Representations and Warranties of the Company. The Company represents and warrants to each U.S. Underwriter that:

                 (a) Each Prospectus complied when filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

                 (b) The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectuses and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act complied or will comply in all material respects with the provisions of the Act and did not and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectuses made in reliance upon and in conformity with information relating to any U.S. Underwriter or Manager furnished to the Company in writing by or on behalf of any U.S. Underwriter or Manager through you expressly for use therein.

                 (c) All the outstanding shares of Capital Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the U.S. Underwriters and the Managers against payment therefor in accordance with the terms hereof and in the International Underwriting Agreement, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the Capital Stock of the Company conforms in all material respects to the descriptions thereof in the Registration Statement and the Prospectuses.

                 (d) The warrant agreements governing the Warrants (the "Warrant Agreements") have been duly and validly authorized by the Company, and the Warrant Agreements have been duly executed and delivered by the Company and constitute valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                 (e) The Warrants have been duly and validly authorized by the Company and have been duly executed and delivered by the Company and constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought. The exercise price for the Warrants is (i) $.01 per Warrant for those Warrants exerciseable for Class A Common Stock or Class B Common Stock and (ii) otherwise $.001 per Warrant.

                 (f) The Warrant Shares have been validly reserved for issuance; when issued, the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable and free of any preemptive or similar rights.

                 (g) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify could not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

                 (h) All the Company's subsidiaries (collectively, the "Subsidiaries") are listed in an exhibit to the Registration Statement. Each Subsidiary is either (i) a corporation duly incorporated or organized, validly existing and in good standing in the jurisdiction of its incorporation or organization or (ii) a partnership duly organized and validly existing under the applicable laws of the State of Florida and, in each case, with full corporate or partnership power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect; all the outstanding shares of capital stock of each

         Subsidiary which is a corporation have been duly authorized and validly issued and are fully paid and nonassessable; all of the outstanding shares of capital stock or outstanding partnership interests of the Subsidiaries are owned by the Company directly, or indirectly through one of the other Subsidiaries, and, other than as set forth in the Prospectuses, are owned free and clear of any lien, adverse claim, security interest, equity or other encumbrance.

                 (i) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries or any of their respective officers or directors, or to which the Company or any of the Subsidiaries, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectuses but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectuses or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

                 (j) Neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except as would not (individually or in the aggregate) have a Material Adverse Effect.

                 (k) Except as disclosed in the Registration Statement and the Prospectuses, neither the issuance and sale of the Offered Shares, the execution, delivery or performance of this Agreement or the other Transaction Documents (as hereinafter defined) by the Company or the Subsidiaries (to the extent a party thereto) nor the consummation by the Company or the Subsidiaries (to the extent a party thereto) of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except (A) such as may be required for the registration of the Offered Shares under the Act and compliance with the securities or Blue Sky and other laws of various jurisdictions and countries, all of which have been or will be effected in accordance with this Agreement and (B) as would not (individually or in the aggregate) have a Material Adverse Effect) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or by-laws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, except as would not (individually or in the aggregate) have a Material Adverse Effect.

                 (l) Each of Price Waterhouse LLP and Voynow, Bayard and Company, who have certified or shall certify the financial statements included in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), are independent public accountants as required by the Act.

                 (m) The financial statements of the Company and the Subsidiaries, together with related schedules and notes, included in the Registration Statement and the Prospectuses (and any amendment or supplement thereto) present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement and the Prospectuses at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently ap-plied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included in the Registration Statement and the Prospectuses (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

                 (n) The unaudited pro forma consolidated financial statements and other pro forma financial information (including the notes thereto) included in the Registration Statement and the Prospectuses (A) present fairly in all material respects the information shown therein; (B) have been prepared in accordance with applicable requirements of Regulation S-X promulgated under the Exchange Act; (C) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements; and (D) have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and other pro forma condensed consolidated financial information included in the Registration Statement and the Prospectuses are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                 (o) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except (i) that the enforcement hereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity or contribution hereunder may be limited by applicable securities laws and public policy considerations.

                 (p) The execution and delivery of, and the performance by the Company and the Subsidiaries (to the extent a party thereto) of each of its obligations under, each agreement or instrument executed or delivered in connection with the Proposed Acquisitions (as defined in the Prospectuses), the exercise of the Station Options (as defined in the Prospectuses) and the termination of the put option on the Com-pany's Class A and Class B Common Stock warrants (collectively, the "Transaction Documents"), other than this Agreement, have been duly and validly authorized by the Company and the Subsidiaries (to the extent a party thereto), and such Transaction Documents have been duly executed and delivered by the Company and the Subsidiaries (to the extent a party thereto) and constitute the valid and legally binding agreement of the Company and the Subsidiaries (to the extent a party thereto), enforceable against them in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) to general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                 (q) Except as disclosed in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, contingent or otherwise, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock (other than as contemplated by the Underwriting Agreements or the exercise of stock options pursuant to grants or plans described in the Prospectuses), or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

                 (r) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Prospectuses as being owned by it which is material to the business of the Company and the Subsidiaries, taken as a whole, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectuses or would not (individually or in the aggregate) have a Material Adverse Effect and all property described in the Registration Statement (including exhibits thereto) and the

         Prospectuses as being held under lease by each of the Company and the Subsidiaries which is material to the business of the Company and the Subsidiaries, taken as a whole, is held by it under binding leases that are in force and effect.

                 (s) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Offered Shares other than the Registration Statement, the Prepricing Prospectuses, the Prospectuses or other materials, if any, permitted by the Act.

                 (t) The Company and each of the Subsidiaries have such permits, licenses, franchises and authorizations of governmental or regulatory authorities, including, without limitation, permits, licenses, franchises and authorizations from the United States Federal Communications Commission (the "FCC") ("Permits"), as are necessary to own their respective properties and to conduct their business in the manner described in the Prospectuses, subject to such qualifications as may be set forth in the Prospectuses and, except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; the Company and each of the Subsidiaries have fulfilled and performed all of their respective obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualifications as may be set forth in the Prospectuses and, except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and, except as described in the Prospectuses, none of such Permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries, taken as a whole. Other than as disclosed in the Prospectuses, there are no license renewal or rate or tariff proceedings existing, pending or, to the best knowledge of the Company, threatened that could reasonably be expected to have a Material Adverse Effect.

                 (u) To the extent required by the Exchange Act, each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that
         (i) transactions are executed in accordance with management's general or specific authorization;

         (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (v) To the Company's knowledge, neither the Company nor any of the Subsidiaries nor any officer, director, employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectuses.

                 (w) The Company and each of the Subsidiaries have filed all tax returns required to be filed, which returns are complete and correct, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than those taxes or assessments being contested in good faith and those taxes or assessments for which adequate reserves or accruals have been established in accordance with generally accepted accounting principles, except where the failure to file such tax returns or to pay such taxes or assessments is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. The Company knows of no actual or proposed additional tax assessments for any fiscal period against the Company or any of the Subsidiaries that would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

                 (x) Except as disclosed in the Registration Statement or the Prospectuses, no holder of any security of the Company has any right to require registration of any security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement.

                 (y) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectuses as being owned by them or any of them or necessary for the conduct of their respective businesses, the absence of which would have or could reasonably be expected to have a Material Adverse Effect, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing which claims or challenges, if the subject of an unfavorable decision, would individually or in the aggregate, have a Material Adverse Effect.

                 (z) The Company has complied with all provisions of Florida Statutes, Section 517.075, relating to issuers doing business with Cuba.

                 (aa) The Company is not now, and after sale of the Shares to be sold by it hereunder and application of the net proceeds from such sale as described in the Prospectuses under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (ab) There are no business relationships or related-party transactions of the nature described in Item 404 of Regulation S-K involving the Company or any of its Subsidiaries and any persons described in such Item that are required to be disclosed in the Prospectuses and which have not been so disclosed.

                 (ac) Except as stated in this Agreement and in the International Underwriting Agreement and in the Prepricing Prospectuses and the Prospectuses, neither the Company nor any of the Subsidiaries, or any of such entities' directors, officers or controlling persons, has taken, or will take, directly or indirectly, any action designed to cause or result in stabilization or manipulation of the price of any Capital Stock of the Company to facilitate the sale or resale of the Offered Shares.

                 8. Representations and Warranties of the Selling Securityholders. Each Selling Securityholder, severally and not jointly, represents and warrants to each U.S. Underwriter that:

                 (a) Such Selling Securityholder now has, and on the Closing Date and the Option Closing Date will have, valid and marketable title to the Shares or the Warrants to be sold by such Selling Securityholder hereunder, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer other than those arising under this Agreement, the Custody Agreement, the Communications Act of 1934, as amended and the policies, rules and regulations promulgated thereunder (collectively, the "Communications Act") and any federal or state securities laws.

                 (b) Such Selling Securityholder now has, and on the Closing Date and the Option Closing Date will have, full legal right, power and authorization to sell, assign, transfer and deliver such Shares or Warrants in the manner and on the terms provided in and contemplated by this Agreement. Assuming that the U.S. Underwriters have purchased such Shares or Warrants for value and without notice of any adverse claim, upon delivery of and payment for such Shares or Warrants hereunder, the several U.S. Underwriters will acquire valid and marketable title to such Shares or Warrants, as the case may be, free and clear of any lien, claim, security interest or other encumbrance, it being understood that no representation or warranty is being made herein with respect to the securities or Blue Sky laws of any jurisdiction or the Communications Act.

                 (c) Each of this Agreement and the Custody Agreement has been duly authorized, executed and delivered by or on behalf or such Selling Securityholder and assuming that each has been duly authorized, executed and delivered by or on behalf of and constitutes a valid and binding agreement of each other party thereto, constitutes a valid and binding agreement of such Selling Securityholder enforceable against such Selling Securityholder in accordance with its terms, except (i) that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity or contribution thereunder may be limited by applicable laws and public policy considerations.

                 (d) Assuming that the agreement among the Company and certain of the Selling Securityholders setting forth certain amendments to the Stockholders Agreement (as defined in the Prospectuses) and certain other instruments and agreements are in full force and effect, that the waivers and consents given by the other parties thereto are valid and binding and that the Company's representations and warranties contained herein are true and complete in all material respects, neither the execution and delivery of this Agreement or the Custody Agreement by or on behalf of such Selling Securityholder nor the performance by such Selling Securityholder of its obligations hereunder or thereunder requires any consent, approval, authorization or order of, or filing or registration with, any court, regulatory body, administrative agency or other governmental body, agency or official or conflicts with or constitutes a breach of, or default under, any agreement, indenture or other instrument to which such Selling Securityholder is a party or by which such Selling Securityholder is bound, or any statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to such Selling Securityholder except, in each case, such as may have been obtained or as may be required under the Act or the Communications Act or such as may be required under state securities or Blue Sky laws or as would not (individually or in the aggregate) have a material adverse effect on such Selling Securityholder or its ability to perform its obligations hereunder.

                 (e) The Registration Statement and the Prospectuses do not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectuses, in the light of the circumstances under which such statements were made), provided that the representations and warranties set forth in this paragraph (e) shall apply only to statements in or omissions from the Registration Statement or any Prospectus made in reliance upon and in conformity with the most recent information relating to such Selling Securityholder provided by or on behalf of such Selling Securityholder in writing expressly for use therein.

                 (f) The representations and warranties of such Selling Securityholder in the Custody Agreement are true and correct.

                 9. Indemnification and Contribution. (a) The Company and Second Crystal Diamond, L.P. (the "Indemnifying Selling Securityholder"), jointly and severally, agree to indemnify and hold harmless each of you and each other U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing

Prospectus or in the Registration Statement or the Prospectuses or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such U.S. Underwriter furnished in writing to the Company by or on behalf of any U.S. Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus and any other preliminary prospectus, the Prospectuses or any other amendment or supplement thereto shall not inure to the benefit of any U.S. Underwriter (or to the benefit of any person controlling such U.S. Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Offered Shares by such U.S. Underwriter to any person if a copy of the U.S. Prospectus, as amended or supplemented, shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such U.S. Prepricing Prospectus was corrected in the U.S. Prospectus; provided that the Company has delivered the U.S. Prospectus, as amended or supplemented, to the several U.S. Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company or any Indemnifying Selling Securityholder may otherwise have. Notwithstanding the foregoing, to the extent any such loss, claim, damage, liability or expense arises out of matters other than those which are referred to in paragraph 9(c) hereof and which relate to the Indemnifying Selling Securityholder, each U.S. Underwriter agrees that it shall seek indemnification or contribution for any claim hereunder first against the Company and if, and only if, the Company is unable to fulfill its indemnification or contribution obligations hereunder, the U.S. Underwriters shall then be entitled to seek any remaining indemnification or contribution of any claim hereunder from the Indemnifying Selling Securityholder. The obligations and liability of the Indemnifying Selling Securityholder, whether with respect to indemnification pursuant to this
Section 9(a) or Section 9(c), contribution pursuant to Section 9(e) or otherwise, shall not in any event exceed the aggregate amount of the net proceeds received by the Indemnifying Selling Securityholder from the sale of Shares sold by the Indemnifying Selling Securityholder to the U.S. Underwriters pursuant to this Agreement.

                 (b) If any action, suit or proceeding shall be brought against any U.S. Underwriter or any person controlling any U.S. Underwriter in respect of which indemnity may be sought against the Company or the Indemnifying Selling Securityholder, such U.S. Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such U.S. Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such U.S. Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such U.S. Underwriter or such controlling person and the indemnifying parties and such U.S. Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such U.S. Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such U.S. Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc. and shall be reasonably acceptable to the indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any U.S. Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                 (c) Each Selling Securityholder agrees, severally and not jointly, to indemnify and hold harmless each of you and each other U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectuses or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to the information relating to such Selling Securityholder furnished in writing by or on behalf of such Selling Securityholder other than the Indemnifying Selling Securityholder expressly for use in the Registration Statement or any Prospectus, or any amendment or supplement thereto; provided, however, that (i) such Selling Securityholder shall not be liable in any such case, whether for indemnification pursuant to this Section 9(c), contribution pursuant to Section 9(e), or otherwise, if any such untrue statement or alleged untrue statement or omission or alleged omission was contained in or omitted from the Registration Statement or any Prospectus used after such time as the Company shall have been advised by or on behalf of such Selling Securityholder of such untrue statement or alleged untrue statement or omission or alleged omission, and (ii) the obligations and liability of such Selling Securityholder, whether with respect to indemnification pursuant to this Section 9(c), contribution pursuant to Section 9(e) or otherwise, shall not in any event exceed in the aggregate the amount of net proceeds received by such Selling Securityholder from the sale of the Shares or Warrants sold by such Selling Securityholder to the U.S. Underwriters pursuant to this Agreement. If any action, suit or proceeding shall be brought against any U.S. Underwriter, any such controlling person of any U.S. Underwriter, the Company, any of its directors, any such officer, or any such controlling person of the Company, based on the Registration Statement or any Prospectus or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Selling Security holder pursuant to this paragraph (c), such Selling Securityholder shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Selling Securityholder shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Selling Securityholder's expense), and each U.S. Underwriter, each such controlling person of any U.S. Underwriter, the Company, its directors, any such officer, and any such controlling person of the Company shall have the rights and duties given to the U.S. Underwriters by paragraph
(b) above. The foregoing indemnity agreement shall be in addition to any liability which any Selling Securityholder may otherwise have.

                 (d) Each U.S. Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each Selling Securityholder, and any person who controls the Company or any Selling Securityholder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Selling Securityholders to each U.S. Underwriter, but only with respect to information relating to such U.S. Underwriter furnished in writing by or on behalf of such U.S. Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, any Selling Securityholder, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any U.S. Underwriter pursuant to this paragraph (d), such U.S. Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such U.S. Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such U.S. Underwriter's expense), and the Company, its directors, any such officer, the Selling Securityholders, and any such controlling person shall have the rights and duties given to the U.S. Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which any U.S. Underwriter may otherwise have.

                 (e) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under paragraphs

(a), (c) or (d) hereof or is insufficient to hold an indemnified party harmless in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Securityholders (severally) and the U.S. Underwriters from the sale of the Shares and the Warrants and the offering of the Offered Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Securityholders (severally) and the U.S. Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Securityholders (severally) and the U.S. Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company or such Selling Securityholders (severally) bear to the total underwriting discounts and commissions received by the U.S. Underwriters, in each case determined as set forth in the table on the cover page of the U.S. Prospectus; provided that, in the event that the U.S. Underwriters shall have purchased any Additional Shares and/or Additional Warrants hereunder, any determination of the relative benefits received by the Company, the Selling Securityholders (severally) or the U.S. Underwriters from the offering of the Offered Shares shall include the net proceeds (before deducting expenses) received by the Company and the Selling Securityholders (severally), and the underwriting discounts and commissions received by the U.S. Underwriters, from the sale of such Additional Shares and Additional Warrants, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the U.S. Prospectus. The relative fault of the Company, the Selling Securityholders and the U.S. Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Securityholders or the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In determining the benefits to, or the fault of, any particular Selling Securityholder, the benefits to and fault of each other Selling Securityholder and the Company shall not be taken into account.

                 (f) The Company, the Selling Securityholders and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by a pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 9, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Offered Shares underwritten by it and distributed to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The U.S. Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule II hereto (or such numbers of Firm Shares increased as set forth in Section 12 hereof) and not joint. The obligations of the Selling Securityholders to contribute pursuant to this Section 9 are several and not joint and no Selling Securityholder shall in any event be required to contribute any amount which is in excess of the amount by which the total net proceeds received by such Selling Securityholder from the sale of the Shares or Warrants sold by such Selling Securityholder to the U.S. Underwriters pursuant to this Agreement exceeds the amounts that such Selling Securityholder has otherwise been required to pay by reason of the statements or omissions which result in such obligation to contribute.

                 (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                 (h) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company and the Selling Securityholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any U.S. Underwriter or any person controlling any U.S. Underwriter, the Company, its directors or officers or the Selling Securityholders or any person controlling the Company or any Selling Securityholder, (ii) acceptance of any Shares or Warrants and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any U.S. Underwriter or any person controlling any U.S. Underwriter, to the Company, its directors or officers, or any person controlling the Company, or to any Selling Securityholder, its directors, officers or partners, or any person controlling a Selling Securityholder shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

                 10. Conditions of U.S. Underwriters' Obligations. The several obligations of the U.S. Underwriters to purchase the Firm Shares and the Firm Warrants hereunder are subject to the following conditions:

                 (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Offered Shares may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 5:30 P.M. (or, in the case of a Registration Statement filed pursuant to Rule 462(b) under the Act, not later than 10:00 P.M.), New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and be in effect and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company, any Selling Securityholder or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectuses or otherwise) shall have been complied with to your reasonable satisfaction.

                 (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, prospects, properties, net worth, or results of operations of the Company or the Subsidiaries not contemplated by the Prospectuses, which in your opinion, as Representatives of the several U.S. Underwriters, would materially, adversely affect the market for the Offered Shares or (ii) any event or development relating to or involving the Company or any officer or director of the Company or any Selling Securityholder which makes any statement made in the Prospectuses untrue or which, in the opinion of the Company and its counsel or the U.S. Underwriters and their counsel, requires the making of any addition to or change in the Prospectuses in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading if amending or supplementing the Prospectuses to reflect such event or development would, in your opinion, as Representatives of the several U.S. Underwriters, materially adversely affect the market for the Offered Shares.

                 (c) You shall have received on the Closing Date, an opinion of Holland & Knight, counsel for the Company and Second Crystal Diamond, L.P., James B. Bocock, Dean M. Goodman, Jon Jay Hoker, Arthur D. Tek, Anthony L. Morrison and S. William Scott (collectively, the "Management Stockholders"), dated the Closing Date and addressed to you, as Representatives of the several U.S. Underwriters, to the effect that:

                          (i)   The Company is a corporation
                 duly incorporated and validly existing in good standing under the laws of the State of Delaware. To our knowledge, the Company has the requisite corporate power to own and operate its properties and to transact its business as described in the Registration Statement and the Prospectuses (and any amendment or supplement thereto), and is duly qualified to transact its business and is in good standing as a foreign entity in each jurisdiction in which the character of its business requires such qualification, except where the failure so to qualify does not have a Material Adverse Effect;

                          (ii) Each Subsidiary which is a Florida corporation or partnership is either (i) a corporation duly incorporated or organized and currently existing under the laws of the State of Florida and the status of each thereunder is active or (ii) a partnership duly organized and currently existing under the applicable laws of the State of Florida and the status of each such Subsidiary is active; to the knowledge of such counsel, each Subsidiary has the requisite corporate or partnership power to own and operate its properties and to transact the business in which it is engaged except where the failure to own or operate such properties or transact such business would not have a Material Adverse Effect; each Subsidiary which is a Delaware corporation is duly incorporated and validly existing in good standing under the laws of the State of Delaware; and each Subsidiary is duly qualified to transact its business and is in good standing as a foreign entity in each jurisdiction in which the character of its business requires such qualification, except where the failure so to qualify does not have a Material Adverse Effect;

                          (iii) To the knowledge of such counsel after reasonable inquiry, the actual authorized and outstanding Capital Stock of the Company as of December 31, 1995 is as set forth under the caption "Capitalization" in the Prospectuses; and the authorized Capital Stock of the Company conforms in all material respects as to legal matters to the descriptions thereof contained in the Prospectuses under the caption "Description of Capital Stock"; to the knowledge of such counsel after reasonable inquiry, all of the outstanding shares of capital stock of or ownership interests in each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights;

                          (iv) All the shares of Capital Stock of the Company outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder and the Warrant Shares have been duly authorized and validly issued and are fully paid and nonassessable and, to our knowledge, were not issued in violation of any preemptive or similar rights; the Warrant Shares have been validly reserved for issuance; when issued upon exercise of the Warrants in accordance with the terms thereof, the Warrant Shares will be duly authorized and validly issued and will be fully paid and non-assessable and will not, to our knowledge, be issued in violation of any preemptive or similar rights;

                          (v) The Offered Shares to be issued and sold to the U.S. Underwriters by the Company hereunder (including the Warrant Shares) have been duly authorized and, when issued and delivered to the U.S. Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and, to our knowledge, free of any preemptive or similar rights that entitle or will entitle any person to acquire any securities of the Company upon the issuance thereof by the Company;

                          (vi) The form of certificates for the Offered Shares conforms to the requirements of the Delaware General Corporation Law;

                          (vii)   The Registration Statement and all
                 post-effective amendments, if any, have become effective under the Act and, to the knowledge of such counsel after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectuses pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

                          (viii) The Company has the requisite corporate power and authority to enter into this Agreement and to issue, sell and deliver the Offered Shares, and this Agreement has been duly authorized, executed and delivered by the Company;

                          (ix) Neither the offer, sale or delivery of the Offered Shares, the execution, delivery or performance of this Agreement, compliance by the Company with the provisions hereof nor consummation by the Company of the transactions contemplated hereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or by-laws, or other organizational documents, of the Company or any of the Subsidiaries or to the knowledge of such counsel after reasonable inquiry any agreement or document relating to the Capital Stock of the Company, nor will any such action result in any violation of any law, regulation, rule (assuming compliance with all applicable state securities and Blue Sky laws) or to the knowledge of such counsel after reasonable inquiry judgment, ruling or court decree applicable to the Company, the Subsidiaries or any of their respective properties;

                          (x) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except as have been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Offered Shares) for the valid issuance and sale of the Offered Shares to the U.S. Underwriters as contemplated by this Agreement;

                          (xi)   The Registration Statement and the
                 Prospectuses and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act;

                           (xii) To the knowledge of such counsel after reasonable inquiry, (A) other than as described or contemplated in the Prospectuses (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or any of their property, is subject, which are required to be described in the Registration Statement or Prospectuses (or any amendment or supplement thereto) and (B) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectuses (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed as required, as the case may be;

                          (xiii) Other than with respect to federal, state or local broadcasting, licensing or communications law or regulatory matters, the statements in the Registration Statement and Prospectuses, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate and present fairly the information required to be shown;

                          (xiv) This Agreement and the Custody Agreement have each been duly executed and delivered by or on behalf of each of the Management Stockholders and are valid and binding agreements of each Management Stockholder enforceable against each Management Stockholder in accordance with their respective terms;

                          (xv) To the knowledge of such counsel after reasonable inquiry, the Management Stockholder that is not a natural person has the requisite partnership power and authorization by law to sell, assign, transfer and deliver good and marketable title to the Shares which such Management Stockholder has agreed to sell pursuant to this Agreement;

                          (xvi) To the knowledge of such counsel after reasonable inquiry the execution and delivery of this Agreement and the Custody Agreement by the Management Stockholder that is not a natural person and the consummation of the transactions contemplated hereby and thereby will not, to our knowledge, conflict with, violate, result in a breach of or constitute a default under the terms or provisions of any agreement, indenture, mortgage or other instrument known to such counsel to which such Management Stockholder is a party or by which it or any of its assets or property is bound, or any court order or decree or any law, rule, or regulation applicable to such Management Stockholder or to any of the property or assets of such Management Stockholder;

                          (xvii) Upon delivery of the Offered Shares and the Warrants pursuant to this Agreement and payment therefor as contemplated herein, and assuming that each purchasing
                 U.S. Underwriter shall have purchased the Offered
                 Shares and the Warrants in good faith without notice of any adverse claim, such U.S. Underwriter will acquire good and marketable title to the Offered Shares and Warrants free and clear of any lien, claim, security interest, or other encumbrance, restriction on transfer or other defect in title; and

                          (xviii)   The Company is not an "investment company"
                 or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 Such counsel will confirm that they have participated in conferences with officers and other representatives of the Company, the Underwriters and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and the Prospectuses and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectuses, nothing has come to their attention which leads them to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date or the Option Closing Date as the case may be, the Registration Statement or the Prospectuses and any amendment or supplement thereto (other than the financial statements including the notes thereto and supporting schedules and other financial and statistical information, as to which they will make no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (d) You shall have received on the Closing Date an opinion of Anthony L. Morrison, Esq., General Counsel to the Company, dated the Closing Date and addressed to you, as Representatives of the several U.S. Underwriters, to the effect that under the laws of the State of New York, as applicable:

                          (i) The Company and each of the Subsidiaries has corporate or partnership power and authority, and all necessary governmental authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental regulatory officials and bodies (except where the failure so to have full corporate or partnership power or any such authorizations, approvals, orders, licenses, certificates, franchises or permits, individually or in the aggregate, would not have a Material Adverse Effect), to own their respective properties and to conduct their respective businesses as now being conducted, as described in the Prospectuses;

                          (ii) Except as disclosed in the Prospectuses, all the outstanding shares of capital stock of each of the Subsidiaries are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity, or other encumbrance;

                          (iii) This Agreement is a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms (it being noted, without expressing any opinion with regard to the federal securities laws and regulations, that the Commission has expressed the view that indemnification against securities law liabilities is against public policy) and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles;

                          (iv) Each of the Company and the Subsidiaries has all corporate or partnership power and authority, as the case may be, to execute, deliver and perform each of the Transaction Documents to which it is a party, to perform all of its obligations thereunder and to consummate the transactions contemplated thereby, except where the failure to have any such corporate or partnership power and authority would not have a Material Adverse Effect;

                          (v) Neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, or to the knowledge of such counsel after reasonable inquiry, is in default (and no event has occurred which with notice or lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, except in the case of any violation or default which would not reasonably be expected to result in a Material Adverse Effect;

                          (vi) Except as disclosed in the Registration Statement and the Prospectuses, to the knowledge of such counsel after reasonable inquiry, neither the offer, sale or delivery of the Offered Shares, the execution, delivery or performance of this Agreement and the other Transaction Documents, compliance by the Company or the Subsidiaries (to the extent a party thereto) with the provisions hereof or thereof nor
                 consummation by the Company or the Subsidiaries (to the extent a party thereto) of the transactions contemplated hereby or thereby, conflict or will conflict with or constitute or will constitute a breach of, or a default under the certificate or articles of incorporation or by-laws, or other organizational documents, of the Company or any of the Subsidiaries or any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries which conflict, breach, default or lien could reasonably be expected to have a Material Adverse Effect;

                          (vii) To the knowledge of such counsel after reasonable inquiry, other than as described in the Prospectuses (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or any of their property, is subject, which are required to be described in the Registration Statement or Prospectuses (or any amendment or supplement thereto);

                          (viii)   There are no agreements, contracts,
                 indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectuses (or any amendment or supplement thereto) that are not described or filed as required, as the case may be;

                           (ix) To the knowledge of such counsel after reasonable inquiry, neither the Company nor any of the Subsidiaries is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries where such violation could reasonably be expected to have a Material Adverse Effect;

                            (x) Except as described in the Prospectuses, there are no outstanding options, warrants or other rights calling for the issuance of, and such counsel does not know of any commitment, plan or arrangement to issue, any shares of Capital Stock of the Company or any
                 security convertible   into or exchangeable or exercisable for
                 Capital Stock of the Company; and

                           (xi)   Except as described in the Prospectuses,

                 there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Offered Shares or the right to have any Capital Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Capital Stock or other securities of the Company.

                 (e) You shall have received on the Closing Date an opinion of Dow, Lohnes & Albertson, special communications counsel for the Company, dated the Closing Date and addressed to you, as Representatives of the several U.S. Underwriters, to the effect that:

                          (i)   Based upon a review of the FCC files,
                 (a) Whitehead Media, Inc., Bradenton Broadcast Television Company, Ltd., Todd Communications, Inc., Roberts Broadcasting Company of Raleigh Durham, L.P. and each subsidiary of the Company and each subsidiary of The Christian Network, Inc. holds those broadcast licenses issued by the FCC ("FCC Licenses") identified as held by such entity and (b) each of the FCC Licenses authorizes radio or television broadcast operations by the holder thereof using the channel or frequency assignment and serving the community of license that is identified for each of the FCC Licenses;

                                  (ii)   To the knowledge of such counsel,
                 based upon the review of the publicly available records of the FCC and inquiry to officers of the Company, except as may be disclosed in the Prospectuses, there is no order, judgment, decree, notice of apparent liability, or order of forfeiture outstanding, and no petition, objection, notice of apparent liability, order of forfeiture, investigation, complaint, or other proceeding pending before the FCC or threatened by the FCC against the stations listed (the "Stations") or the FCC Licenses that reasonably could be expected to result in the termination, revocation, suspension, or denial of renewal of any of the FCC Licenses, except for rule making and other similar proceedings generally applicable to the radio or television broadcasting industry or substantial segments thereof;

                          (iii) To the knowledge of such counsel based upon the review of the publicly available files of the FCC and inquiry to officers of the Company, other than as disclosed in the Prospectuses, (a) there are no license renewal proceedings pending for any of the FCC Licenses; and (b) except as set forth on the FCC authorization certificates for the FCC Licenses or imposed by the generally applicable rules of the FCC, none of the FCC Licenses is subject to any condition imposed by the FCC that reasonably could be expected to have a material adverse effect on the Company's ability to conduct its broadcast operations, taken as a whole;

                          (iv)   The issuance, sale and delivery of the
                 Offered Shares and the Warrants pursuant to this Agreement (A) does not require any consent or authorization from the FCC, and (B) does not constitute a violation of the Communications Act or the published rules and regulations of the FCC promulgated thereunder;

                          (v)   The identified applications for consent
                 to assignment or transfer of control of licenses issued by the FCC in connection with the Proposed Acquisitions and the exercise of the Station Options (each as defined in the Prospectuses) have been filed with the FCC; and, to the knowledge of such counsel based upon the review of the publicly available files of the FCC and inquiry to officers of the Company, except as identified, no petition to deny such applications has been filed with the FCC;

                          (vi) The statements in the Prospectuses under the captions "Risk Factors -- Must Carry Regulations," "-- Government Regulation," "-- Multiple Ownership Rules; Time Brokerage Agreements" and "Business -- Federal Regulation of Broadcasting," insofar as they constitute summaries of the Communications Act and the published rules and regulations of the FCC promulgated thereunder, have been reviewed by such counsel and are accurate in all material respects;

                          (vii)   The execution, delivery and performance of
                 (x) this Agreement by the Company and (y) this Agreement and the Custody Agreement by the Selling Secur-ityholders (A) do not require any consent or authorization from the FCC, and (B) do not and will not violate the Communications Act and the rules and regulations promulgated thereunder;

                          (viii)   There are no restrictions or
                 limitations imposed by the FCC on the ability of the Company to pay cash dividends on its shares of Class A Common Stock or, except as set forth in the Prospectuses, otherwise make distributions in cash on its shares of Capital Stock.

                 (f) You shall have received on the Closing Date an opinion, to be governed by and interpreted in accordance with the Legal Opinion Accord of the ABA Section of Business Law (1991) (the "ABA Accord"), of (i) Baker & Botts L.L.P., special counsel to Sandler Mezzanine Partners, L.P., a Delaware limited partnership, Sandler Mezzanine Foreign Partners, L.P., a Delaware limited partnership, and Sandler Mezzanine T-E Partners, L.P., a Delaware limited partnership,
        (ii) Mr. Richard D'Alessandri, counsel to National Union Fire Insurance Company of Pittsburgh, PA, (iii) Mr. Salvatore Palazzolo, counsel to BT Investment Partners, Inc., (iv) Mr. Hal Clarke, counsel to First Union Corporation of Virginia, (v) Edwards & Angell, counsel to J. Patrick Michaels, Jr. Family Trust, Kim Enterprises, L.P. and PXN Investment Partnership, (vi) Mr. Lynn Smith, counsel for Smith PXN Company and
        (vii) Mr. Michael Nakama, counsel to Union Venture Corporation (in each case, the Selling Securityholder(s) so represented, the "Stockholders"), dated the Closing Date and addressed to you, as Representatives of the several U.S. Underwriters, to the effect that:

                          (i)   Each of the Stockholders has the
                 necessary corporate or partnership (as applicable) power and authority to execute and deliver this Agreement and the Custody Agreement and to sell to the U.S. Underwriters, in accordance with this Agreement, the Shares or Warrants to be sold by such Stockholder to the several U.S. Underwriters pursuant to this Agreement;

                          (ii)   This Agreement and the Custody
                 Agreement have been duly executed and delivered by or on behalf of each Stockholder;

                          (iii)   Assuming this Agreement constitutes
                 the legal, valid and binding obligation of each of the U.S. Underwriters, the Company and each of the other Selling

                 Securityholders, this Agreement is a valid and binding obligation of each of the Stockholders, except that no opinion is expressed with respect to rights to indemnity or contribution or with respect to the validity of this Agreement under, or the effect on the validity or binding nature of this Agreement of, the Communications Act; and

                          (iv) Upon the purchase by, and delivery to, the several U.S. Underwriters in accordance with the terms of this Agreement of the Shares or Warrants to be sold by a Stockholder to the several U.S. Underwriters pursuant to this Agreement (including, without limitation, payment for such Shares or Warrants by the several U.S. Underwriters as provided in this Agreement) and the registration of such Shares or Warrants in the respective names of the several purchasing U.S. Underwriters, and assuming that each purchasing U.S. Underwriter shall have purchased such Shares or Warrants in good faith and without notice of any adverse claim (within the meaning of Section 8-302 of the Uniform Commercial Code), such purchasing U.S. Underwriter will have acquired all of the rights of such Stockholder in such Shares or Warrants so purchased by such U.S. Underwriter that such
                 Stockholder had or had authority to convey,    free of any
                 adverse claims.

                 Such counsel may limit such opinion in all respects to the laws of the State of New York and federal law (excluding the Communications Act (and also excluding the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended)) normally applicable to similar transactions in the experience of such counsel, to the limited partnership or corporation statute of the jurisdiction of formation of any Stockholder which is an entity and insofar as such opinions are based on any such limited partnership or corporation statute, may base such opinions solely on such counsel's reading of such statute, without consultation of any judicial or administrative interpretations thereof. If this Agreement shall have been executed and delivered on behalf of any Stockholder by any Attorney-in-Fact pursuant to the Custody Agreement, then such counsel may assume that such execution and delivery was duly and validly made. Such opinion may be made to any other assumptions, qualifications, exceptions and limitations as are customary for similar opinions rendered in similar circumstances or as are contemplated by the ABA Accord.

                 (g) You shall have received on the Closing Date an opinion of Cahill Gordon & Reindel, counsel for the U.S. Underwriters, dated the Closing Date and addressed to you, as Representatives of the several U.S. Underwriters, with respect to the matters referred to in clauses (v), (vii), (viii) and (xi) and the final clause of the foregoing paragraph (c) and such other related matters as you may request.

                 (h) You shall have received "cold comfort" letters addressed to you, as Representatives of the several U.S.
         Underwriters, and dated the date hereof and the Closing Date from Price Waterhouse LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

                 (i) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, the Selling Securityholders or the Underwriters, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the Capital Stock of the Company nor any material increase in the consolidated short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectuses (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectuses (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, contingent or otherwise (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectuses (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 10(i) and in Section 10(j) hereof.

                 (j) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                 (k) All the representations and warranties of the Selling Securityholders contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received one or more certificates, dated the Closing Date and signed by or on behalf of the several Selling Securityholders to the effect set forth in this
         Section 10(k) and in Section 10(l) hereof.

                 (l) The Selling Securityholders shall not have failed at or prior to the Closing Date to have performed or complied with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date.

                 (m) Prior to the Closing Date the Offered Shares shall have been listed, subject to issuance, on the American Stock Exchange.

                 (n) The Sellers shall have furnished or caused to be furnished to you such further certificates and documents as you shall have requested.

                 (o) The closing under the International Underwriting Agreement shall have occurred concurrently with the closing hereunder on the Closing Date.

                 All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

                 Any certificate or document signed by any officer of the Company or any Attorney-in-Fact or any Selling Securityholder and delivered to you, as Representatives of the U.S. Underwriters, or to counsel for the U.S. Underwriters, shall be deemed a representation and warranty by the Company, the Selling Securityholders or the particular Selling Securityholder, as the case may be, to each U.S. Underwriter as to the statements made therein.

                 The several obligations of the U.S. Underwriters to purchase Additional Securities hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 10, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (l) shall be dated the Option Closing Date in question and the opinions called for by paragraphs (c), (d), (e), (f) and (g) shall be revised to reflect the sale of Additional Securities.

                 11. Expenses. Notwithstanding any termination of this Agreement (pursuant to Section 12, Section 13 or otherwise), the Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Sellers of their obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each of the Prepricing Prospectuses, the Prospectuses, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Prepricing Prospectus, the Prospectuses, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Offered Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Offered Shares, including any stamp taxes in connection with the original issuance and sale of the Offered Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Offered Shares; (v) the listing of the Offered Shares on the American Stock Exchange; (vi) the registration or qualification of the Offered Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the U.S. Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the reasonable fees and expenses of counsel for the U.S. Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Offered Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

                 12. Effective Date of Agreement. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Offered Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you and the Selling Securityholders, or by you, as Representatives of the several U.S. Underwriters, by notifying the Company and the Selling Securityholders.

                 If any one or more of the U.S. Underwriters shall fail or refuse to purchase Shares or Warrants which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares or Warrants which such defaulting U.S. Underwriter or U.S. Underwriters are obligated but fail or refuse to purchase is not more than one- tenth of the aggregate number of Shares or Warrants, respectively, which the U.S. Underwriters are obligated to purchase on the Closing Date, each non-defaulting U.S. Underwriter shall be obligated, severally, in the proportion which the number of Shares set forth opposite its name in Schedule II hereto bears to the aggregate number of Shares set forth opposite the names of all non-defaulting U.S. Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Firm Shares and Firm Warrants which such defaulting U.S. Underwriter or U.S. Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the U.S. Underwriters shall fail or refuse to purchase Shares or Warrants which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares or Warrants with respect to which such default occurs is more than one-tenth of the aggregate number of Shares or Warrants, respectively, which the U.S. Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares or Warrants by one or more non-defaulting U.S. Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting U.S. Underwriter, the Company or the Selling

Securityholders. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectuses or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting U.S. Underwriter from liability in respect of any such default of any such U.S. Underwriter under this Agreement. The term "U.S. Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule II hereto who, with your approval and the approval of the Company, purchases Shares or Warrants which a defaulting U.S. Underwriter is obligated, but fails or refuses, to purchase.

                 Any notice under this Section 12 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

                 13. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any U.S. Underwriter to the Company or any Selling Securityholder, by notice to the Company and the Selling Securityholders, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Securities), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Florida shall have been declared by either federal or state authorities, or
(iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Offered Shares at the offering price to the public set forth on the cover page of the Prospectuses or to enforce contracts for the resale of the Offered Shares by the U.S. Underwriters. Notice of such termination may be given to the Company and the Selling Securityholders by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

                 14. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside cover page, and the statements in the first, fourth, ninth, tenth, eleventh and fifteenth paragraphs under the caption "Underwriting" in any U.S. Prepricing Prospectus and in the U.S. Prospectus constitute the only information furnished by or on behalf of the U.S. Underwriters through you as such information is referred to in Sections 7(b) and 9 hereof.

                 15. Miscellaneous. Except as otherwise provided in Sections 5, 12 and 13 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company or the Management Stockholders, at the office of the Company at 601 Clearwater Park Road, West Palm Beach, Florida 33401, Attention: Anthony L. Morrison, Esq., Vice President and General Counsel; or (ii) if to the Selling Securityholders, at Paxson Communications Corporation, 601 Clearwater Park Road, West Palm Beach, Florida 33401, Attention: Anthony L. Morrison and Arthur D. Tek, Attorneys-in-Fact, with copies to be delivered as follows: (A) Sandler Mezzanine Partners, L.P., General Motors Building, 767 Fifth Avenue, New York, New York 10153, Attn: Michael J. Marocco, (B) Joseph E. Young, Baker & Botts, 885 Third Avenue, New York, New York 10022, (C) BT Investment Partners, Inc., One Bankers Trust Plaza, New York, New York 10006, Attn:
Joseph T. Wood and (D) First Union Corporation of Virginia, 301 South College Street, 18th Floor, Charlotte, North Carolina 28288-0732, Attn: Watts Hamrick; or (iii) if to you, as Representatives of the several U.S. Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013,
Attention: Manager, Investment Banking Division.

                 This Agreement has been and is made solely for the benefit of the several U.S. Underwriters, the Company, its directors and officers, the other controlling persons referred to in Section 9 hereof and the Selling Securityholders, their controlling persons and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any U.S. Underwriter of any of the Shares in his status as such purchaser.

                 16. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                 This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

                 Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Securityholders and the several U.S. Underwriters.


                                             Very truly yours,

                                             PAXSON COMMUNICATIONS CORPORATION


                                             By
                                                -----------------------------
                                                Name:
                                                Title:

                                             Each of the Selling
                                               Securityholders named in
                                               Schedule I hereto


                                             By
                                                -----------------------------
                                                Name:
                                                Title:  Attorney-in-Fact


                                             By
                                                -----------------------------
                                                Name:
                                                Title:  Attorney-in-Fact

                                             SECOND CRYSTAL DIAMOND, L.P.


                                             By
                                                -----------------------------
                                                Name:
                                                Title:


                                                J. PATRICK MICHAELS, JR. FAMILY
                                                TRUST


                                             By
                                                -----------------------------
                                                Name:
                                                Title:

                                             KIM ENTERPRISES, L.P.


                                             By
                                                -----------------------------
                                                Name:
                                                Title:


                                             PXN INVESTMENT PARTNERSHIP


                                             By
                                                -----------------------------
                                                Name:
                                                Title:


                                             SMITH PXN COMPANY


                                             By
                                                -----------------------------
                                                Name:
                                                Title:


                                             JAMES B. BOCOCK



                                             -----------------------------


                                             DEAN M. GOODMAN



                                             -----------------------------


                                             JON JAY HOKER



                                             -----------------------------


                                             ARTHUR D. TEK



                                             -----------------------------

                                             ANTHONY L. MORRISON



                                             -----------------------------


                                             S. WILLIAM SCOTT



                                             -----------------------------


                                             SANDLER MEZZANINE PARTNERS, L.P.


                                             By
                                                -----------------------------
                                                Name:
                                                Title:


                                             SANDLER MEZZANINE T-E PARTNERS,
                                             L.P.


                                             By
                                                -----------------------------
                                                Name:
                                                Title:


                                             SANDLER MEZZANINE FOREIGN
                                               PARTNERS, L.P.


                                             By
                                                -----------------------------
                                                Name:
                                                Title:



                                             NATIONAL UNION FIRE INSURANCE
                                                COMPANY


                                             By
                                                -----------------------------
                                                Name:
                                                Title:

                                             BT INVESTMENT PARTNERS, INC.


                                             By
                                                -----------------------------
                                                Name:
                                                Title:


                                             FIRST UNION CORPORATION OF
                                                VIRGINIA


                                             By
                                                -----------------------------
                                                Name:
                                                Title:


                                             UNION VENTURE CORPORATION


                                             By
                                                -----------------------------
                                                Name:
                                                Title:

Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
U.S. Underwriters named in Schedule II
hereto.

SMITH BARNEY INC.
PAINEWEBBER INCORPORATED
CIBC WOOD GUNDY SECURITIES CORP.
BT SECURITIES CORPORATION

As Representatives of the Several U.S. Underwriters

By SMITH BARNEY INC.


By
   --------------------------------
   Name:
   Title:

                                   SCHEDULE I


                       PAXSON COMMUNICATIONS CORPORATION



Part A - Firm Shares

                                                                                                Number of
                Selling Securityholders                                                         Firm Shares
                -----------------------                                                         -----------
Second Crystal Diamond, Limited Partner . . . . . . . . . . . . . . . . . . . . . .               952,000

J. Patrick Michaels, Jr. Family Trust . . . . . . . . . . . . . . . . . . . . . . .                14,240

Kim Enterprises, L.P. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 7,080

PXN Investment Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                13,304

Smith PXN Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 6,176

James B. Bocock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                26,400

Dean M. Goodman . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                18,400

Jon Jay Hoker . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                12,800

Arthur D. Tek . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                18,400

Anthony L. Morrison . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 4,000

S. William Scott  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 4,000
                                                                                                ---------

         Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             1,076,800
                                                                                                =========


Part B - Firm Warrants

                                                                                          Number of
         Selling Securityholders                                                          Firm Warrants
         -----------------------                                                          -------------
Warrants to Purchase Class A and Class B
         Common Stock:

Sandler Mezzanine Partners, L.P.
              (representing the right to purchase
              383,380 Warrant Shares)                                                     13.83771388

Sandler Mezzanine T-E Partners, L.P.
              (representing the right to purchase
              171,918 Warrant Shares)                                                      6.205221008

Sandler Mezzanine Foreign Partners, L.P.
              (representing the right to purchase
              82,560 Warrant Shares)                                                       2.979890938

National Union Fire Insurance
              (representing the right to purchase
              76,542 Warrant Shares)                                                       2.762720619
                                                                                          ------------

         Total                                                                            25.7855464450
                                                                                          =============

Warrants to Purchase Class C Common Stock

         BT Investment Partners, Inc.                                                           357,200

         First Union Corporation of Virginia                                                    357,200

         Union Venture Corporation                                                               54,400
                                                                                              ---------

              Total . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     768,800
                                                                                              =========


Part C - Additional Shares

                                                                          Number of        Number of
                                                                          Additional       Additional
                                                                          Shares           Warrants
                                                                          ----------       ----------

Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            614,400


     Selling Securityholders
     -----------------------

Second Crystal Diamond, Limited
     Partnership  . . . . . . . . . . . . . . . . . . . . . . . .            313,600

J. Patrick Michaels, Jr. Family Trust . . . . . . . . . . . . . .             14,194

Kim Enterprise, L.P.  . . . . . . . . . . . . . . . . . . . . . .              7,040

PXN Investment Partnership  . . . . . . . . . . . . . . . . . . .             13,292

Smith PXN Company . . . . . . . . . . . . . . . . . . . . . . . .              4,674

James B. Bocock . . . . . . . . . . . . . . . . . . . . . . . . .             62,400

Dean M. Goodman . . . . . . . . . . . . . . . . . . . . . . . . .             39,200

Jon Jay Hoker . . . . . . . . . . . . . . . . . . . . . . . . . .             11,200

Arthur D. Tek . . . . . . . . . . . . . . . . . . . . . . . . . .             39,200

Anthony L. Morrison . . . . . . . . . . . . . . . . . . . . . . .              8,000

S. William Scott  . . . . . . . . . . . . . . . . . . . . . . . .              4,000

Warrents to Purchase Class A and Class
     B Common Stock:

Sandler Mezzanine Partners, L.P.
     (representing the right to purchase
     126,219 Warrant Shares)                                                               4.555749921

Sandler Mezzanine T-E Partners, L.P.
     (representing the right to purchase
     56,600 Warrant Shares)                                                                2.042927341

Sandler Mezzanine Foreign Partner, L.P.
     (representing the right to purchase
     27,181 Warrant Shares)                                                                0.981060636


National Union Fire Insurance
     (representing the right to purchase
     25,200 Warrant Shares)                                                                0.909568548

Warrants to Purchase Class C
     Common Stock:

BT Investment Partners, Inc.                                                                   117,600

First Union Corporation of Virginia                                                            117,600

Union Venture Corporation                                                                       18,400


                                                                           ---------     -------------

     Total  . . . . . . . . . . . . . . . . . . . . . . .                  1,131,200     8.48930644600*
                                                                           =========     =============

                                                                                               253,600**
                                                                                          ============






- ----------------------------------
*    Warrants to Purchase Class A and Class B Common Stock.

**   Warrants to Purchase Class C Common Stock.

                                  SCHEDULE II


                       PAXSON COMMUNICATIONS CORPORATION



                                                                                        Number of
Underwriter                                                                               Shares
- -----------                                                                             ---------

Smith Barney Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,887,500
PaineWebber Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,887,500
CIBC Wood Gundy Securities Corp.  . . . . . . . . . . . . . . . . . . . . . . . .         1,887,500
BT Securities Corporation   . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,887,500
Allen & Company Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . . .           150,000
Bear, Stearns & Co. Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           150,000
J.C. Bradford & Co. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           100,000
Alex. Brown & Sons Incorporated . . . . . . . . . . . . . . . . . . . . . . . . .           150,000
Cowen & Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           100,000
Dain Bosworth Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . . . .           100,000
Donaldson, Lufkin & Jenrette Securities
  Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           150,000
Duff & Phelps Securities Co.  . . . . . . . . . . . . . . . . . . . . . . . . . .           100,000
A.G. Edwards & Sons, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . .           150,000
First Equity Corporation of Florida . . . . . . . . . . . . . . . . . . . . . . .           100,000
Furman Selz LLC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           100,000
Gabelli & Company, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .           150,000
Gruntal & Co., Incorporated . . . . . . . . . . . . . . . . . . . . . . . . . . .           150,000
Janco Partners, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           100,000
Legg Mason Wood Wlaker, Incorporated  . . . . . . . . . . . . . . . . . . . . . .           100,000
McDonald & Company Securities, Inc.   . . . . . . . . . . . . . . . . . . . . . .           100,000
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           150,000
Montgomery Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           150,000
Morgan Stanley & Co. Incorporated . . . . . . . . . . . . . . . . . . . . . . . .           150,000
Needham & Company, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .           100,000
Oppenheimer & Co., Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .           150,000
Principal Financial Securities, Inc.  . . . . . . . . . . . . . . . . . . . . . .           100,000
Prudential Securities Incorporated  . . . . . . . . . . . . . . . . . . . . . . .           150,000
The Robinson-Humphrey Company, Inc.   . . . . . . . . . . . . . . . . . . . . . .           100,000
Schroder Wertheim & Co. Incorporated  . . . . . . . . . . . . . . . . . . . . . .           150,000
Wheat, First Securities, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . .           100,000
                                                                                         ----------

          Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        10,800,000
                                                                                         ==========
